July 27, 2009

VIA FACSIMILE

Kambiz Mahdi

Director

Probe Manufacturing, Inc.

25242 Arctic Ocean Drive

Lake Forest, CA 92630

RE:

Resignation from Probe Manufacturing, Inc.’s Board of Directors

Dear Mr. Mahdi:

Please accept my resignation from the Board of Directors and as interim chief executive officer of Probe Manufacturing, Inc. effective immediately.

I have enjoyed working with you and Probe.  I wish you and the Board all the best in your efforts to make Probe a success.

Very truly yours,

Barrett Evans

June 15, 2009

Mr. Barrett Evans

Interim Chief Executive Officer

Probe Manufacturing, Inc.

25242 Arctic Ocean Drive

Lake Forest, CA 92630

Mr. Evans,

Effective today, June 15, 2009, I hereby resign from the board of directors of Probe Manufacturing, Inc in order to pursue other opportunities.

Regards

Jeffrey Conrad